First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                             Three Months Ended September 30,
                                                --------------------------
                                                   2002            2001
                                                ----------      ----------
 Net income .................................. $    33,743     $    26,364
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     101,698          98,937
   Other issuances of common stock ...........         242             343
   Purchases of treasury stock ...............        (414)             --
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................     101,526          99,280
                                                ==========      ==========
 Net income  per common share................. $       .33     $       .27
                                                ==========      ==========


                                             Nine months ended September 30,
                                                --------------------------
                                                   2002            2001
                                                ----------      ----------
 Net income .................................. $    97,241     $    76,093
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     100,023          96,408
   Other issuances of common stock ...........       1,325           1,500
   Purchases of treasury stock ...............        (376)             --
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................     100,972          97,908
                                                ==========      ==========
 Net income per common share.................. $       .96     $       .78
                                                ==========      ==========


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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                             Three Months Ended September 30,
                                                --------------------------
                                                   2002            2001
                                                ----------      ----------
 Net income .................................. $    33,743     $    26,364
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     101,698          98,937
   Other issuances of common stock ...........         242             343
   Purchases of treasury stock ...............        (414)             --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options        3,446           4,666
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................     104,972         103,946
                                                ==========      ==========
 Net income  per common share................. $       .32     $       .25
                                                ==========      ==========


                                             Nine months ended September 30,
                                                --------------------------
                                                   2002            2001
                                                ----------      ----------
 Net income .................................. $    97,241     $    76,093
                                                ==========      ==========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     100,023          96,408
   Other issuances of common stock ...........       1,325           1,500
   Purchases of treasury stock ...............        (376)             --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options        3,721           4,752
                                                ----------      ----------
 Weighted average common and common share
   equivalents................................     104,693         102,660
                                                ==========      ==========
 Net income per common share.................. $       .93     $       .74
                                                ==========      ==========